UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 20, 2020

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

520 Madison Avenue, 32nd Fl
New York	New York	10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (212) 626-2300

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common Stock, par value $0.01 per share	CIM	New York Stock Exchange
8.00% Series A Cumulative Redeemable Preferred Stock	CIM PRA	New York Stock Exchange
8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRB	New York Stock Exchange
7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRC	New York Stock Exchange
8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRD	New York Stock Exchange

Registrant's Web site address: www.chimerareit.com

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01. Regulation FD Disclosure

On May 20, 2020, the registrant issued a press release announcing the declaration of its second quarter cash dividend $0.50 per share of Series A Cumulative Redeemable Preferred Stock, $0.50 per share of Series B Cumulative Redeemable Preferred Stock, $0.484375 per share of Series C Cumulative Redeemable Preferred Stock, and $0.50 per share of Series D Cumulative Redeemable Preferred Stock. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated May 20, 2020, issued by Chimera Investment Corporation

SIGNATURES
               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
      Chimera Investment Corporation
       By: /s/ Rob Colligan
             Name:    Rob Colligan
             Title:    Chief Financial Officer
Date: May 20, 2020